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                                                                    Exhibit 23.7

                     CONSENT OF J.P. MORGAN SECURITIES INC.


     We hereby consent to the use of our opinion letter dated July 25, 1994, to the Board of Directors of First Bank System, Inc., included in Annex D to the Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Metropolitan Financial Corporation with and into First Bank System, Inc. and to the references to such opinion in such Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        J.P. MORGAN SECURITIES INC.



                                        By:  /s/Kenneth S. McCormick
                                             -----------------------------------
                                             Kenneth S. McCormick
                                             Managing Director


October 10, 1994